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                                                                    Exhibit 10.3


                              AMENDMENT OF OPTIONS

          This Amendment of Options is made this 12th day of May, 1999 between FlexiInternational Software, Inc. (the "Company") and Jennifer V. Cheng (the "Optionholder"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

     1. Each of the agreements in effect on January 21, 1999 between the Company and the Optionholder to purchase shares of common stock of the Company (each, an "Option") is hereby amended to provide that the shares issuable under such Option shall, notwithstanding any provision to the contrary therein, become fully exercisable on the termination of the Company's obligation to pay Salary Continuation as defined in the Severance and Settlement Agreement dated February 2, 1999 between the Company and the Optionholder, unless such Option has then or previously expired.

     2. All terms of each of the Options shall be deemed amended and supplemented to the extent necessary to effect the intent of the foregoing provision.

     3. Except as expressly provided above, each of the Options shall remain in effect in accordance with its terms.

          In witness whereof, the undersigned have duly executed this Amendment of Options as of the date first set forth above.





         FLEXIINTERNATIONAL SOFTWARE, INC.


         By:                                         /s/ Jennifer V. Cheng
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         Name:                                       (Signature of Optionholder)
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         Title:
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